UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2018

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718, New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 24, 2018, Fusion Telecommunications International, Inc., a Delaware corporation (“Fusion”), entered into a Fourth Amendment (the “Fourth Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated August 26, 2017, by and between Fusion, Fusion BCHI Acquisition LLC (“BCHI”) and Birch Communications Holdings, Inc. (“Birch”). The Fourth Amendment further extended the date by which either Fusion or Birch may terminate the Merger Agreement due to an inability to secure commitments for the required financing from 120 days from the date of the Merger Agreement to 220 days from the date thereof (i.e., April 3, 2018). Under the Fourth Amendment, the parties also agreed to exclude up to 300,000 shares of common stock of Fusion (the “Common Stock”) to be issued in connection with the IQmax Asset Acquisition (as defined below) from the calculation of the number of shares to be issued to BCHI Holding, LLC at the closing under the Merger Agreement, as consideration in connection therewith. In addition, the Fourth Amendment also revised Exhibit D to the Merger Agreement (which exhibit described the proposed spin-off of the Birch consumer business required as a condition precedent to closing) to exclude references to the Canadian business of Birch as the parties have agreed that such assets and customers will transfer to Fusion at closing.

On January 25, 2018, Fusion, BCHI and Birch entered into a Fifth Amendment (the “Fifth Amendment”) to the Merger Agreement. Under the Fifth Amendment, the parties agreed to increase the dollar amount of cash that Fusion could raise by issuing equity or debt securities in connection with capital raising activities prior to the closing of the Merger from $10.0 million to $40.0 million (net proceeds) and also agreed any shares of Common Stock issued by Fusion in such an offering in amount of up to such $40.0 million (net proceeds) would be excluded in determining the number of shares to be issued to BCHI Holding, LLC at the closing under the Merger Agreement as consideration in connection therewith.

On January 26, 2018, Fusion obtained a waiver (the “East West Waiver”) from the lenders under its senior secured credit facility with East West Bank, as administrative agent, and the other lenders parties thereto (the “Credit Facility”), that permits Fusion to sell up to approximately $30,000,000 (net proceeds) of Common Stock without having to use any of those proceeds to prepay amounts outstanding under the Credit Facility. Prior to receiving this waiver, Fusion was obligated under the Credit Facility to use any net proceeds from any sale of its equity securities that are in excess of $4.0 million to pay down outstanding borrowings thereunder.

The foregoing description of the Fourth Amendment, the Fifth Amendment, and the East West Waiver are not complete and are qualified in their entirety by reference to the full text of each such document, all of which are filed hereto as Exhibits 10.1, 10.2, and 10.3, and which are incorporated by reference herein in their entirety.

Item 2.02.	Results of Operations and Financial Condition

In connection with the Offering (defined below), Fusion is filing a preliminary prospectus supplement dated January 29, 2018 that includes current and preliminary expectations of financial results for Fusion and Birch for the fourth quarter ended December 31, 2017. Such financial results are furnished under the heading “Prospectus Supplement Summary – Recent Developments – Preliminary Fourth Quarter 2017 Financial Results” and are set forth in their entirety below.

Preliminary Fourth Quarter 2017 Financial Results

The following information reflects our current and preliminary expectations of financial results for Fusion and Birch for the fourth quarter ended December 31, 2017. These numbers remain subject to adjustment in connection with the pending audit of our financial statement and those of Birch.

For the fourth quarter of 2017, we estimate that our revenues overall and attributable to our Business Services segment will be approximately $40.2 million and $29.5 million, respectively. For the fourth quarter of 2017, we estimate that our net loss overall will be in the range of $3.6 million to $3.2 million, and our adjusted EBITDA overall will be in the range of $3.9 million to $4.3 million. Please note, however, that we have yet to calculate the extent of our derivative warrant liability or income tax liability for 2017, both of which could have a significant effect on our net losses, but neither of which will have an effect on our adjusted EBITDA. A reconciliation of net (loss) income to adjusted EBITDA for Fusion is set forth below.

We have been advised by Birch that it estimates that for the fourth quarter of 2017, business segment revenue of its North America (U.S. and Canada) nonconsumer business will be approximately $106 million. We have further been advised by Birch that it estimates that, for the fourth quarter of 2017, net loss for this business segment will be in the range of $2.3 million to $0.4 million, and adjusted EBITDA for this business segment will be in the range of $31 million to $33 million. The adjusted EBITDA for Birch consists of gross margin (i.e., total revenue less cost of goods sold) less selling, general and administrative expenses, restructuring charges, transaction charges and certain onetime legal charges. A reconciliation of net (loss) income to adjusted EBITDA for Birch is set forth below.

Fusion Telecommunications International, Inc.
Adjusted EBITDA Unaudited Reconciliation

For the Three Months Ended December 31,2017 (in millions)

Net (loss) income	$(3.6) – (3.2)
Interest expense and other financing costs	2.2
Provision (benefit) for income taxes	-
Depreciation and amortization	3.6
EBITDA	2.6
Acquisition and transaction expenses	0.7
Change in fair value of derivative liability	-
(Gain)/Loss on disposal of property and equipment, extinguishment of debt, impairment	(0.7)
Stock based compensation expense	1.7
Adjusted EBITDA	$3.9 – 4.3

Birch Communications Holdings, Inc.
Adjusted EBITDA Unaudited Reconciliation

For the Three Months Ended December 31,2017 (in millions)

Net (loss) income	$(2.3) – (0.4)
Interest expense	12.6
Provision for income taxes	0.3
Depreciation and amortization	18.6
Foreign Currency Loss	0.1
Other Income	1.2
EBITDA	28.0 – 30.0
Acquisition and Transaction Expenses	1.5
Non-Recurring Employment Related Expenses	1.0
Legal Settlements	0.5
Adjusted EBITDA	$31.0 – 33.0

The Company believes that EBITDA (earnings before interest, taxes, depreciation and amortization) is useful to investors because it is commonly used in the cloud communications industry to evaluate companies on the basis of operating performance and leverage. Adjusted EBITDA provides an adjusted view of EBITDA that takes into account certain significant nonrecurring transactions, if any, such as impairment losses and expenses associated with pending acquisitions, which vary significantly between periods and are not recurring in nature, as well as certain recurring noncash charges such as changes in fair value of the Company’s derivative liabilities and stockbased compensation. The Company also believes that Adjusted EBITDA provides investors with a measure of the Company’s operational and financial progress that corresponds with the measurements used by management as a basis for allocating resources and making other operating decisions. Although the Company uses Adjusted EBITDA as one of several financial measures to assess its operating performance, its use is limited as it excludes certain significant operating expenses. EBITDA and Adjusted EBITDA are not intended to represent cash flows for the periods presented, nor have they been presented as an alternative to operating income or as an indicator of operating performance and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In accordance with SEC Regulation G, the nonGAAP measurements in this presentation have been reconciled to the nearest GAAP measurement.

Note Regarding Preliminary Results. The preliminary financial results presented above are subject to the completion of our and Birch’s financial closing procedures, which have not yet been completed. Our and Birch’s actual results for the fourth quarter will not be available until after this offering is completed and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented above may be identified. The preliminary financial data included in this prospectus supplement relating to Fusion has been prepared by and is the responsibility of our management, and the preliminary financial data included in this prospectus supplement relating to Birch was provided to us by Birch’s management. Neither EisnerAmper LLP, Fusion’s independent registered public accounting firm, nor McNair, McLemore, Middlebrooks & Co., LLC, Birch’s independent public accounting firm, has audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data set forth above. Accordingly, neither EisnerAmper LLP nor McNair, McLemore, Middlebrooks & Co., LLC expresses an opinion or any other form of assurance with respect to these financial figures. The preliminary estimated financial results were not prepared with the view to complying with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of preliminary estimated results of operations.

Item 8.01	Other Events

On January 29, 2018, Fusion issued a press release announcing the launch of its underwritten public offering of Common Stock (the “Offering”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On January 8, 2018, Fusion obtained the consent (the “East West Consent”) from the lenders under the Credit Facility that permitted Fusion to acquire substantially all of the assets of IQMax, Inc. on January 25, 2018 (the “IQMax Asset Acquisition”), for total consideration of $1 million, payable in Common Stock.

On January 8, 2018, Fusion obtained the consent (the “Praesidian Consent”) from the lenders under our loan facility with Praesidian Capital Opportunity Fund III, L.P., Praesidian Capital Opportunity Fund III-A, LP and United Insurance Company of America that permitted Fusion to consummate the IQMax Asset Acquisition on January 25, 2018.

The foregoing description of the East West Consent and the Praesidian Consent are not complete and are qualified in their entirety by reference to the full text of each such document, all of which are filed hereto as Exhibits 99.2 and 99.3, respectively, and which are incorporated by reference herein in their entirety.

Item 9.01	Financial Statements and Exhibits.

(d)
Exhibits.       EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Fourth Amendment dated as of January 24, 2018 to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

10.2
Fifth Amendment dated as of January 25, 2018 to Agreement and Plan of Merger by and among Fusion Telecommunications International, Inc., Fusion BCHI Acquisition LLC and Birch Communications Holdings, Inc.

10.3
Waiver dated January 26, 2018 to Credit Agreement, dated as of November 14, 2016, as amended, by and among Fusion NBS Acquisition Corp., Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, Pingtone Communications, Inc., Fidelity Telecom, LLC, Fidelity Access Networks, Inc., Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Voice Services, LLC, Apptix, Inc., Fusion BCHI Acquisition LLC, East West Bank, as Administrative Agent, Swingline Lender, an Issuing Bank and a Lender and each other Lender from time to time party to the Credit Agreement.

99.1	Press Release dated January 29, 2018.

99.2
Consent dated January 8, 2018 to Credit Agreement, dated as of November 14, 2016, as amended, by and among Fusion NBS Acquisition Corp., Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, Pingtone Communications, Inc., Fidelity Telecom, LLC, Fidelity Access Networks, Inc., Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Voice Services, LLC, Apptix, Inc., Fusion BCHI Acquisition LLC, East West Bank, as Administrative Agent, Swingline Lender, an Issuing Bank and a Lender and each other Lender from time to time party to the Credit Agreement.

99.3
Consent dated January 8, 2018 to Fifth Amended and Restated Securities Purchase Agreement and Security Agreement, dated as of November 14, 2016, as amended, by and among Fusion NBS Acquisition Corp., Fusion Telecommunications International, Inc., Network Billing Systems, L.L.C., Fusion BVX LLC, Pingtone Communications, Inc., Fidelity Telecom, LLC, Fidelity Access Networks, Inc., Fidelity Access Networks, LLC, Fidelity Connect LLC, Fidelity Voice Services, LLC, Apptix, Inc., Fusion BCHI Acquisition LLC, Praesidian Capital Opportunity Fund III, LP, Praesidian Capital Opportunity Fund III-A, LP, and United Insurance Company of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ James P. Prenetta, Jr.
James P. Prenetta, Jr.
January 29, 2018	EVP and General Counsel